CONSENT OF COUNSEL


     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Florida Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission on or about December 28, 2001.


PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
December 28, 2001